Exhibit 99.1

FOR IMMEDIATE RELEASE

AFFINITY GAMING DIVESTS THREE NON-CORE CASINO PROPERTIES IN NORTHERN NEVADA

Las Vegas, NV - February 1, 2013 - Affinity Gaming announced today that it has closed the sale of its casino properties located in Reno, Verdi and Dayton, Nevada to Truckee Gaming, LLC, a limited liability company owned by a group of private investors.

“The divestiture of these three non-core assets marks an important step in our future,” said David D. Ross, Chief Executive Officer of Affinity Gaming. “We can now focus our management and resources almost exclusively on the operation and development of properties that provide the most meaningful returns to our shareholders.”

The Company identified the Sands Regency Casino Hotel in Reno, Gold Ranch Casino and RV Resort in Verdi, and the Dayton Depot Casino as non-core assets as part of its strategic plan over two years ago. The three properties were specifically carved out in the Company's Credit Agreement to allow for simplified divestiture and reinvestment of proceeds.

Mr. Ross concluded, “We want to thank all of the employees at the Sands, Gold Ranch and Dayton casinos for their hard work and dedication over the past several years, and wish them all success in their future endeavors.”

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements, which can be identified by the use of words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects”, “projects,” “may,” “will” or “should” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties, and similar references to future periods. These statements are based on management's current expectations and assumptions about the industries in which the Company operates. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties associated with the sale of the three casino properties to Truckee Gaming, including uncertainties relating to the impact of the transaction on the Company's businesses, employees, customers and suppliers, and the other risks and uncertainties described in the Company's most recent Annual Report on Form 10-K, including under “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” The Annual Report on Form 10-K can be accessed through the “Corporate Information” section of the Company's website at www.affinitygaming.com. The Company believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this press release. Any or all of the Company's forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond the Company's control. The Company disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.

About Affinity Gaming

Affinity Gaming is a diversified casino gaming company headquartered in Las Vegas, Nevada. The Company's casino operations consist of 12 casinos in four states, six of which are located in Nevada, three in Colorado, two in Missouri and one in Iowa. Additionally, Affinity Gaming provides consulting services under an agreement to support the operations of the Rampart Casino at the J.W. Marriott Resort in Las Vegas. For more information about Affinity Gaming, please visit its website: www.affinitygaming.com.

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Contacts:

Affinity Gaming
David D. Ross
Chief Executive Officer
(702) 341-2410

or

Affinity Gaming
Donna Lehmann
Senior Vice President, Chief Financial Officer and Treasurer
(702) 341-2417